Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 23, 2010

CF Industries, Inc.

4 Parkway North, Suite 400

Deerfield, IL 60015-2590

Re:                 CF Industries, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CF Industries Holdings, Inc., a Delaware corporation (the “Parent”), CF Industries, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Issuer”), and each of the subsidiaries of the Parent listed on Schedule I hereto (together with the Parent, the “Guarantors”), in connection with the public offering of (i) $800,000,000 aggregate principal amount of the Issuer’s 6.875% Senior Notes due 2018 (the “2018 Notes”) to be issued under an indenture, dated as of April 23, 2010 (the “Base Indenture”), among the Issuer, the Parent and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated April 23, 2010 (the “First Supplemental Indenture,” and the Base Indenture as so supplemented, the “2018 Notes Indenture”), among the Issuer, the Guarantors and the Trustee and (ii) $800,000,000 aggregate principal amount of the Issuer’s 7.125% Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Notes”) to be issued under the Base Indenture as supplemented by the Second Supplemental Indenture, dated April 23, 2010 (the “Second Supplemental Indenture,” and the Base Indenture as so supplemented, the “2020 Notes Indenture”), among the Issuer, the Guarantors and the Trustee.  The 2018 Notes Indenture provides that the 2018 Notes are to be guaranteed (the “2018 Notes Guarantees”), and the 2020 Notes Indenture provides that the 2020 Notes are to be guaranteed (the “2020 Notes Guarantees” and, together with the 2018 Notes Guarantees, the “Guarantees”), by the Guarantors. The Issuer and the Guarantors are referred to herein as the “Transaction Parties,” and the Notes and the Guarantees are referred to herein as the “Securities.” On April 20, 2010, the Issuer entered into an Underwriting Agreement (the “Underwriting Agreement”) among Morgan Stanley & Co. Incorporated, as representative of the several Underwriters named therein (the “Underwriters”), BMO Capital Markets Corp., as qualified independent underwriter, the Issuer and the Guarantors, relating to the sale by the Issuer to the Underwriters of the Securities.  The Underwriting Agreement, the 2018 Notes Indenture, the 2020 Notes Indenture, the 2018 Notes and the 2020 Notes are referred to herein collectively as the “Transaction Documents.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)                                  the registration statement on Form S-3 (File Nos. 333-166079 and 333-166079-01 through -21) of the Issuer and the Guarantors relating to the Securities and other securities of the Issuer and the Guarantors filed on April 15, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated April 15, 2010, which forms a part of and is included in the Registration Statement;

(c)                                  the prospectus supplement, dated April 20, 2010, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the term sheet containing the final terms of the Securities dated April 20, 2010, as filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(f)                                    the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;

(g)                                 an executed copy of the Underwriting Agreement;

(h)                                 the certificates evidencing the 2018 Notes and the 2020 Notes;

(i)                                     executed copies of each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture;

(j)                                     the Restated Certificate of Incorporation of the Issuer and the certificate of incorporation or certificate of formation, as applicable, of each of the Delaware Guarantors (as defined below), as certified by the Secretary of State of the State of Delaware;

(k)                                  the certificate of incorporation of the New York Guarantor (as defined below), as certified by the Secretary of State of the State of New York;

(l)                                     the By-Laws of the Issuer, as certified by Douglas C. Barnard, Vice President, General Counsel, and Secretary of the Issuer, and the bylaws or limited liability company agreement, as applicable, of each of the Specified Guarantors (as defined below), as certified by the Corporate Secretary or Secretary, as applicable, of each of the Specified Guarantors;

(m)                               resolutions of the Board of Directors of the Issuer, adopted April 15, 2010 and April 20, 2010, as certified by Douglas C. Barnard, Vice President, General Counsel, and Secretary of the Issuer; and

(n)                                 resolutions of the respective Boards of Directors of each of the Specified Guarantors adopted April 15, 2010 and of each of the Specified Guarantors other than the Parent adopted April 20, 2010, and resolutions of the Pricing Committee of the Board of Directors of the Parent, adopted April 19, 2010 and April 20, 2010, as certified by the Corporate Secretary or Secretary, as applicable, of each of the Specified Guarantors.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Transaction Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Transaction Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Issuer and the Specified Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 3 and 4 below, the validity and binding effect thereof on such parties.  We have also assumed that each of the Non-Specified Guarantors (as defined below) has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Non-Specified Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the jurisdiction of organization of each of the Non-Specified Guarantors) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York and the State of Delaware insofar as we express our opinions herein.  We have also assumed that the terms of the Notes and the Guarantees have been established so as not to, and that the execution and delivery by the Transaction Parties of the Transaction Documents and the performance by the Transaction Parties of their obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which any of the Transaction Parties or any of their properties are subject, (ii) any law, rule, or regulation to which the Transaction Parties or any of their properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transaction Parties and others and of public officials.

The Guarantors listed on Schedule II hereto are referred to as the “Delaware Guarantors,” and the Guarantor listed on Schedule III hereto is referred to as the “New York Guarantor.” The Delaware Guarantors and the New York Guarantor are referred to collectively as the “Specified Guarantors.”  The Guarantors listed on Schedule IV hereto are referred to as the “Non-Specified Guarantors.”

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)                                  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)                                 we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Securities;

(c)                                  we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

(d)                                 to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Business Corporation Law of the State of New York and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                                       When duly authenticated by the Trustee and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the 2018 Notes Indenture, the 2018 Notes will constitute valid and binding obligations of the Issuer entitled to the benefits of the 2018 Notes Indenture and enforceable against the Issuer in accordance with their terms.

2.                                       When duly authenticated by the Trustee and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the 2020 Notes Indenture, the 2020 Notes will constitute valid and binding obligations of the Issuer entitled to the benefits of the 2020 Notes Indenture and enforceable against the Issuer in accordance with their terms.

3.                                       When the 2018 Notes are duly authenticated by the Trustee and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the 2018 Notes Indenture, the

2018 Notes Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, entitled to the benefits of the 2018 Notes Indenture and enforceable against such Guarantor in accordance with its terms.

4.                                       When the 2020 Notes are duly authenticated by the Trustee and issued and delivered by the Issuer against payment therefor in accordance with the terms of the Underwriting Agreement and the 2020 Notes Indenture, the 2020 Notes Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, entitled to the benefits of the 2020 Notes Indenture and enforceable against such Guarantor in accordance with its terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantor	Jurisdiction of Organization
Beaumont Ammonia Inc.	Delaware
Beaumont Holdings Corporation	Delaware
BMC Holdings Inc.	Delaware
CF Composite, Inc.	New York
Port Neal Corporation	Delaware
Terra Capital Holdings, Inc.	Delaware
Terra Capital, Inc.	Delaware
Terra Environmental Technologies Inc.	Delaware
Terra Houston Ammonia, Inc.	Delaware
Terra Industries Inc.	Maryland
Terra International, Inc.	Delaware
Terra International (Oklahoma) Inc.	Delaware
Terra LP Holdings LLC	Delaware
Terra Methanol Corporation	Delaware
Terra Mississippi Holdings Corp.	Mississippi
Terra Mississippi Nitrogen, Inc.	Delaware
Terra Nitrogen Corporation	Delaware
Terra Nitrogen GP Holdings Inc.	Delaware
Terra Real Estate Corporation	Iowa
Terra (U.K.) Holdings Inc.	Delaware

I-1

Schedule II

Guarantor	Jurisdiction of Organization
Beaumont Ammonia Inc.	Delaware
Beaumont Holdings Corporation	Delaware
BMC Holdings Inc.	Delaware
CF Industries Holdings, Inc.	Delaware
Port Neal Corporation	Delaware
Terra Capital Holdings, Inc.	Delaware
Terra Capital, Inc.	Delaware
Terra Environmental Technologies Inc.	Delaware
Terra Houston Ammonia, Inc.	Delaware
Terra International, Inc.	Delaware
Terra International (Oklahoma) Inc.	Delaware
Terra LP Holdings LLC	Delaware
Terra Methanol Corporation	Delaware
Terra Mississippi Nitrogen, Inc.	Delaware
Terra Nitrogen Corporation	Delaware
Terra Nitrogen GP Holdings Inc.	Delaware
Terra (U.K.) Holdings Inc.	Delaware

II-1

Schedule III

Guarantor	Jurisdiction of Organization
CF Composite, Inc.	New York

III-1

Schedule IV

Guarantor	Jurisdiction of Organization
Terra Industries Inc.	Maryland
Terra Mississippi Holdings Corp.	Mississippi
Terra Real Estate Corporation	Iowa

IV-1